Section 2: EX-99.1
Press Release
Contact:
James F. Ropella
Senior Vice President and CFO
First Business Financial Services, Inc.
608-232-5970
jropella@firstbusiness.com
First Business Financial Services
Announces Dividend
MADISON, WI –September 17, 2009 – First Business Financial Services, Inc. (NASDAQ: FBIZ) announced that its board of directors has declared a quarterly cash dividend on its common stock of $0.07 per share. The 2009 annualized dividend amount is $0.28 per share. The cash dividend is payable on October 15, 2009 to shareholders of record at the close of business on October 1, 2009.
About First Business Financial Services, Inc.
First Business Financial Services (NASDAQ: FBIZ) is a Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. Its companies include: First Business Bank – Madison; First Business Bank – Milwaukee; First Business Bank – Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call 608-238-8008.
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